                                   BYE - LAWS

                                       of

                            TBS International Limited

                                       (i)

                                TABLE OF CONTENTS

                                    Bye-Laws

1     Interpretation
2     Board of Directors
3     Management of the Company
3A    Restricted Actions
4     Power to appoint managing director or chief executive officer
5     Power to appoint manager
6     Power to authorise specific actions
7     Power to appoint attorney
8     Power to delegate to a committee
9     Power to appoint and dismiss employees
10    Power to borrow and charge property
11    Exercise of power to purchase shares of or discontinue the Company
12    Election of Directors
13    Defects in appointment of Directors
14    Alternate Directors
15    Removal of Directors
16    Vacancies on the Board
17    Notice of meetings of the Board
18    Quorum at meetings of the Board
19    Meetings of the Board
20    Unanimous written resolutions
21    Contracts and disclosure of Directors' interests
22    Remuneration of Directors
23    Officers of the Company
24    Appointment of Officers
25    Remuneration of Officers
26    Duties of Officers
27    Chairman of meetings
28    Register of Directors and Officers
29    Obligations of Board to keep minutes
30    Indemnification of Directors and Officers of the Company
31    Waiver of claim by Member
32    Notice of annual general meeting
33    Notice of special general meeting
34    Accidental omission of notice of general meeting
35    Meeting called on requisition of members
36    Short notice
37    Postponement and cancellation of meetings
38    Quorum for general meeting

                                      (ii)

39    Adjournment of meetings
40    Attendance and security at meetings
41    Written resolutions
42    Attendance of Directors
43    Voting at meetings
44    Voting on show of hands
45    Decision of chairman
46    Demand for a poll
47    Seniority of joint holders voting
48    Instrument of proxy
49    Representation of corporations at meetings
49A   Class Meetings
50    Rights of shares
50A   Additional share rights - Class C Shares
50B   Additional share rights - Preference Shares
51    Power to issue shares
52    Variation of rights, alteration of share capital and purchase of shares of the Company
53    Registered holder of shares
54    Death of a joint holder
55    Share certificates
56    Calls on shares
57    Forfeiture of Shares
58    Contents of Register of Members
59    Inspection of Register of Members
60    Determination of record dates
61    Instrument of transfer
62    Restriction on Transfer
63    Transfers by joint holders
64    Representative of deceased Member
65    Registration on death or bankruptcy
66    Declaration of dividends by Board
67    Other distributions
68    Reserve fund
69    Payment of Dividends and Deduction of amounts due to the Company
70    Issue of bonus shares
71    Records of account
72    Financial year end
73    Financial statements
74    Appointment of Auditor
75    Remuneration of Auditor
76    Vacation of office of Auditor
77    Access to books of the Company
78    Report of the Auditor
79    Notices to Members of the Company
80    Notices to joint Members

                                      (iii)

81   Service and delivery of notice
82   The seal
83   Manner in which seal is to be affixed
84   Winding-up/distribution by liquidator
85   Alteration of Bye-laws

Schedule - Form A (Bye-law 48)
Schedule - Form B (Bye-law 57)
Schedule - Form C (Bye-law 61)
Schedule - Form D (Bye-law 65)

                                 INTERPRETATION

1.   Interpretation

     (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          "Act" means the Companies Act 1981 as amended from time to time;

          "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

          "Amended and Restated First Notes" means the Company's 10% First
          Preferred Ship Mortgage Notes Due 2008;

          "Auditor" includes any individual or partnership;

          "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          "Business Day" means any day on which banks in Bermuda are open for business;

          "Class A Directors" means Joseph E. Royce and James W. Bayley and their successors;

          "Class C Directors" means Morten Arntzen, Peter S. Shaerf and their successors together with any other Directors resulting from the expansion of such Director class pursuant to Bye-law 12(2)(b);

          "Class I Director" means Randee E. Day and her successor;

          "Class A Shares" has the meaning provided in Bye-law 50(1);

          "Class B Shares" has the meaning provided in Bye-law 50(1);

          "Class C Shares" has the meaning provided in Bye-law 50(1);

          "Company" means the company for which these Bye-laws are approved and confirmed;

          "Common Shares" has the meaning provided in Bye-law 50(1);

          "Director" means a director of the Company and shall include an
          Alternate Director;

                                      -2-

          "Dividend Payment Date" shall mean each semi-annual dividend payment date which shall fall on July 15 and January 15 of each year, or, if such date is not a Business Day, on the immediately preceding Business
          Day, commencing July 15, 2004;

          "Dollars" shall mean lawful money of the United States of America;

          "Effective Date" means the date of the adoption of these Bye-laws;

          "Initial Term" means the period beginning on the date of the adoption of these Bye-laws and ending on the earlier of (i) five years from such date or (ii) the date the Amended and Restated First Notes are repaid in full in cash and the Preference Shares are redeemed in full in cash;

          "Indenture" shall mean the Indenture, dated as of May 5, 1998, by and between the Company and Wells Fargo Bank Minnesota, National
          Association, as amended and restated by the Amended and Restated
          Indenture, dated as of February 8, 2001, as supplemented by the First
          Supplemental Indenture, dated as of February 15, 2001, and as supplemented by the Second Supplemental Indenture, dated as of
          December 19, 2003;

          "Key Contracts" means the Operating Contracts as defined in the Third
          Amended Joint Plan of Reorganization of Debtors under Chapter 11 of the Bankruptcy Code;

          "Liquidation Event" shall have the meaning assigned to such term in
          Bye-law 50A(3) hereof;

          "Liquidation Preference" shall mean U.S.$1.50 per share;

          "Liquidation Value" of any share of Preference Shares shall mean, from time to time, an amount equal to the sum of the Liquidation Preference plus all accrued and unpaid dividends with respect to such share at such time;

          "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

          "New Series A Warrants" means the Company's Series A Warrants to purchase Class C Common Shares;

          "New Series B Warrants" means the Company's Series B Warrants to purchase Class C Common Shares;

          "New Series C Warrants" means the Company's Series C Warrants to purchase Class C Common Shares;

          "New Warrants" means the New Series A Warrants, New Series B Warrants and the New Series C Warrants;

                                       -3-

          "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          "Officer" means any person appointed by the Board to hold an office in the Company;

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity;

          "Preference Shares" has the meaning provided in Bye-law 50B(1);

          "Redemption Date" shall have the meaning assigned to such term in
          Bye-law 50B(5) hereof.

          "Redemption Notice" shall have the meaning assigned to such term in
          Bye-law 50B(5) hereof.

          "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

          "Register of Members" means the Register of Members referred to in these Bye-laws;

          "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

          "Restricted Period" means the period beginning on the date of the adoption of these Bye-laws and ending (if at all) on the earlier to occur of, (a) the date the class designations of Class A Directors,
          Class C Directors and Class I Directors no longer exist pursuant to
          Bye-law 12(2)(a), and (b) the date the Board of Directors expands pursuant to Bye-law 12(2)(b);

          "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

          "Share Capital" of any Person, shall mean any and all shares of, interests in, rights to purchase, warrants or options for, or participations or other equivalents of or interests in (however designated), equity of such Person, including any preference stock, but excluding any debt securities convertible into equity; and

          "Warrant Agreement" shall mean the Warrant Agreement, dated as of
          February 8, 2001, by and between the Company, the Warrant Agent (as defined therein) and the holders of the New Warrants, as amended by the Agreement of Amendment and Waiver, dated as of March 30, 2004, by and between the Company and TBS Commercial Group Ltd., the holder of the New Warrants.

                                       -4-

     (2) In these Bye-laws, where not inconsistent with the context:

          (a)  words denoting the plural number include the singular number and vice versa;

          (b)  words denoting the masculine gender include the feminine gender;

          (c)  words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the word:

               (i)  "may" shall be construed as permissive;

               (ii) "shall" shall be construed as imperative; and

          (e)  unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) In these Bye-laws, expressions referring to "writing" or "written"
shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

     (4) In these Bye-laws, headings are used for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.   Board of Directors

     Subject to Bye-law 3A, the business of the Company shall be managed and conducted by the Board.

3.   Management of the Company

     (1) Subject to Bye-law 3A, in managing the business of the Company, the
Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting. The
Board may also present any petition and make any application in connection with the liquidation or reorganisation of the Company.

                                       -5-

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

3A.  Restricted Actions

     During the Restricted Period, none of the following actions (whether by resolution or otherwise) shall be taken by or on behalf of the Company unless such action has been approved by the affirmative vote of at least 4 out of 5
Directors or all Directors if either Morten Arntzen or Peter S. Shaerf is not currently serving as a Class C Director:

          (a)  any amendment to the memorandum of association or bye-laws of the
               Company; or

          (b)  any amendment, variation or termination of the Key Contracts.

4.   Power to appoint managing director or chief executive officer

     The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   Power to appoint manager

     The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.   Power to authorize specific actions

     The Board may from time to time and at any time authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.   Power to appoint attorney

     The Board may from time to time and at any time by power of attorney appoint any

                                       -6-

company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the
Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.
Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.   Power to delegate to a committee

     The Board may delegate any of its powers to a committee appointed by the
Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them.
The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the
Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

9.   Power to appoint and dismiss employees

     The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.  Power to borrow and charge property

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.  Exercise of power to purchase shares of or discontinue the Company

     (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

                                      -7-

     (2) The Board may exercise all the powers of the Company to discontinue the
Company to a named country or jurisdiction outside Bermuda pursuant to Section
132G of the Act.

12.  Election of Directors

     (1) Subject to subparagraph (2) of this Bye-law, the Board shall consist of five Directors designated as Class A Directors, Class C Directors and Class I
Director, respectively, who shall be elected or appointed in accordance with these Bye-laws and who shall: (i) if elected or appointed during the Initial
Term, hold office for the Initial Term or until their successors are elected or appointed or their office is otherwise vacated and (ii) if elected or appointed after the Initial Term, hold office for a one year period or until their successors are elected or appointed or their office is otherwise vacated.

     (2) (a) In the event that the repayment in full in cash of the Amended and
Restated First Notes occurs prior to the fourth anniversary of the date of adoption of these Bye-laws, and the redemption of the Preference Shares occurs in full in cash prior to the fifth anniversary of the date of adoption of
Bye-laws then the Board of Directors shall consist of five Directors of one class and the prior class designations of Class A, Class C, and Class I shall no longer exist.

          (b) In the event that each of the New Series A Warrants, New Series B
Warrants and the New Series C Warrants becomes exercisable pursuant to their terms, the size of the Board shall automatically increase to seven Directors and the two additional Directors shall be designated as additional Class C
Directors, provided however that if, at such time, no default exists under the terms of the Amended and Restated First Notes and no default exists under the terms of the New Warrants, the size of the Board shall only be increased to seven Directors 31 days after at least 85% of the then total outstanding number of New Warrants (excluding any such New Warrants held by any person or any person related to such person within the meaning of section 267(b) or 707(b) of the United States Internal Revenue Code of 1986, as amended, holding Class A
Shares or Class B Shares at the date these Bye-laws are adopted) have been exercised.

                                       -8-

     (3) After the Effective Date, the Directors shall be elected, both to fill any vacancies and to elect Directors to replace those who have completed their terms of office as set forth in Bye-law 16.

     (4) In any circumstance herein where, in order to elect any one director, the holders of Class A Shares and holders of Class B Shares vote together as a single class and the holders of Class C Shares vote as a separate class, such
Director shall be duly elected solely upon the affirmative vote of both (i) a majority of votes cast by the holders of Class A Shares and holders of Class B
Shares together as a single class and (ii) a majority of votes cast by the holders of Class C Shares as a separate class. Such election shall be re-held until a Director is duly elected in accordance with this provision and the other provisions of these Bye-laws.

13.  Defects in appointment of Directors

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any
Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.  Alternate Directors

     (1) The Members entitled to elect or appoint a Director may elect or appoint a person or persons to act as a Director in the alternative to such
Director. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

     (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a
Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

     (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed

                                       -9-

as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws by the relevant Members when filling the vacancy.

15.  Removal of Directors

     Subject to any provision to the contrary in these Bye-laws, at any general meeting convened and held in accordance with these Bye-laws: (i) the holders of the Class A Shares and B Shares, together as a class, may remove the Class A
Directors during the Initial Term; (ii) the holders of the Class A Shares and B
Shares, together as a class and with the consent of a majority of the holders of the Class C Shares, may remove the Class I Director during the Initial Term;
(iii) (x) during the Restricted Period, the holders of the Class C Shares may remove the Class C Directors, (y) after repayment in full in cash of the Amended and Restated First Notes but during the Initial Term, the holders of the Class C
Shares may remove one of the Class C Directors and the holders of the Class A and B Shares, together as a class, may remove one of the Class C Directors, (z)
if the Board's size has been increased pursuant to Bye-law 12(2)(b), the holders of the Class C Shares may remove any or all of the four Class C Directors; and
(iv) the holders of the Common Shares, together as a class, may remove all
Directors after the Board has been declassified pursuant to Bye-law 12(2)(a);
provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such
Director's removal, provided, however, that any removal of a Class C Director(s)
pursuant to clauses (iii) (x) (y) or (z) above shall not require a general meeting convened and held in accordance with the Bye-laws but shall require a class meeting of the holders of Class C Shares.

16.  Vacancies on the Board

     (1) During the Initial Term, the holders of the following classes of shares shall have the power from time to time and at any time to elect or appoint any person as a Director to fill a vacancy on the Board occurring as the result of the removal, death, disability, disqualification or resignation of the following
Directors and such holders have the power to elect or appoint a Director to replace the Director vacating his office and to appoint an Alternate Director to any Director so elected or appointed: (i) the holders of the Class A Shares and
Class B Shares, as a

                                      -10-

class may appoint the Class A Directors; (ii) the holders of the Class A Shares and Class B Shares, as a class may appoint the Class I Director provided, however, that in the event that the Amended and Restated First Notes remain outstanding on the fourth anniversary of the Effective Date, the holders of the
Class A Shares and Class B Shares, voting together as a class and the Class C
Shares voting as a class may appoint the Class I Director; (iii) the holders of the Class A and B Shares, as a class may appoint the first of the Class C
Directors to vacate office and any of his successors; and (iv) the holders of the Class C Shares, as a class, may appoint the second of the Class C Directors to vacate office and any of his successors. After the Initial Term, the members shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the removal, death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed as follows: (a) if the Board has been declassified pursuant to Bye-law 12(2)(a), the holders of the
Common Shares together as a class may appoint all Directors, (b) if the Board's size has been increased pursuant to Bye-law 12(2)(b) and notwithstanding anything to the contrary contained herein, the holders of the Class C Shares shall immediately and thereafter have the power to elect and appoint all four
Class C Directors including to fill any vacancies pursuant to Bye-law 15(iii)
(z) and shall not require a general meeting convened and held in accordance with these Bye-laws.

     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company,

     (3) The office of Director shall be vacated if the Director:

          (a)  is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b)  is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes of unsound mind or dies; or

                                      -11-

          (d) resigns his or her office by notice in writing to the Company.

17.  Notice of meetings of the Board

     (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

     (2) Notice of a meeting of the Board shall be deemed to be duly given to a
Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

18.  Quorum at meetings of the Board

     The quorum necessary for the transaction of business at a meeting of the
Board shall be a majority of the Directors.

19.  Meetings of the Board

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (3) Subject to Bye-law 3A, a resolution put to the vote at a meeting of the
Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.  Unanimous written resolutions

     A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the
Board duly called and constituted, such

                                      -12-

resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

21.  Contracts and disclosure of Directors' interests

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or
Director's firm, partner or such company to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such
Director is interested and may be counted in the quorum at such meeting.

22.  Remuneration of Directors

     Each Class C Director, Class I Director and Class A Director shall be paid an annual fee of US$25,000, payable in advance on a quarterly basis and shall be deemed to accrue from day to day. In addition, each Class C Director, Class I
Director and Class A Director shall receive US$2,000 per meeting of the Board or any committee thereof in which such director participates in person or via telephone, electronic or other communication facilities (as permitted by Bye-law
40(1)). The Directors shall also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                      -13-

                                    OFFICERS

23.  Officers of the Company

     The Officers of the Company shall consist of a President and a Vice
President or a Chairman and a Deputy Chairman, a Secretary and such additional
Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.  Appointment of Officers

     (1) The Board shall, as soon as possible after the statutory meeting of
Members and after each annual general meeting, appoint a President and a Vice
President or a Chairman and a Deputy Chairman who shall be Directors.

     (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.  Remuneration of Officers

     The Officers shall receive such remuneration as the Board may from time to time determine.

26.  Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.  Chairman of meetings

     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

                                      -14-

28.  Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

29.  Obligations of Board to keep minutes

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b)  of the names of the Directors present at each meeting of the
               Board and of any committee appointed by the Board; and

          (c)  of all resolutions and proceedings of general meetings of the
               Members, meetings of the Board and meetings of committees
               appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

30.  Indemnification of Directors and Officers of the Company

     The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the
Board) for the time being acting in relation to any of the affairs of the
Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for

                                      -15-

the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

31.  Waiver of claim by Member

     Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any
Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

32.  Notice of annual general meeting

     The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the
Chairman or any two Directors or any Director and the Secretary or the Board
shall appoint. At least 21 days notice of such meeting shall be given to each
Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.  Notice of special general meeting

     The President or the Chairman or any two Directors or any Director and the
Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than 21 days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

                                      -16-

34.  Accidental omission of notice of general meeting

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.  Meeting called on requisition of Members

     Notwithstanding anything herein, the Board shall, on the requisition of
Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

36.  Short notice

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37.  Postponement and cancellation of meetings

     The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the
Members in accordance with the provisions of these Bye-laws.

38.  Quorum for general meeting

     At any general meeting of the Company two persons or more present in person at the start of the meeting and representing in person or by proxy in excess of
50% of the total issued classes of voting shares in the Company throughout the meeting shall form a quorum for the transaction

                                      -17-

of business. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39.  Adjournment of meetings

     (1) The chairman of any general meeting at which a quorum is present may with the consent of a majority in number of those present (and shall if so directed by a majority in number of those present) adjourn the meeting. In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

          (a)  it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

          (b)  the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

          (c)  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

     (2) Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these
Bye-laws.

40.  Attendance and security at meetings

     (1) Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (2) The Board and, at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

                                      -18-

41.  Written resolutions

     (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any
Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6) This Bye-law shall not apply to:

          (a)  a resolution passed pursuant to Section 89(5) of the Act; or

          (b)  a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

                                      -19-

42.  Attendance of Directors

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.  Voting at meetings

     (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail

     (2) No Member shall be entitled to vote at any general meeting unless such
Member has paid all the calls on all shares held by such Member.

44.  Voting on show of hands

     At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands except that, in the case of any director participating in a general meeting by means of telephone, electronic or other communication facilities, as provided for in Bye-law 40(1), such director shall be given the opportunity to cast his or her vote, and shall be entitled to vote, by verbal, electronic or other direction and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45.  Decision of chairman

     (1) At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     (2) At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried

                                      -20-

unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.  Demand for a poll

     (1) Notwithstanding the provisions of the immediately preceding two
Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

          (a)  the chairman of such meeting; or

          (b)  at least three Members present in person or represented by proxy; or

          (c)  any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

          (d)  any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

     (2) Where, in accordance with the provisions of subparagraph (1) of this
Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (3) A poll demanded in accordance with the provisions of subparagraph (1)
of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such

                                      -21-

manner and at such time at such meeting as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47.  Seniority of joint holders voting

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.  Instrument of proxy

          (a)  The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, or in such other form as the Board shall accept, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

          (b)  Any Member may irrevocably appoint a proxy and in such case (i)
               such proxy shall be irrevocable in accordance with the terms of the instrument of appointment (ii) the Member may not vote at any meeting at which the holder of such proxy is present and (iii)
               the Company shall be obliged to recognize the holder of such proxy until such time as the holder of such proxy shall have notified the Company in writing that the security interest coupled with the grant of such proxy has been satisfied or abandoned.

                                      -22-

49.  Representation of corporations at meetings

     A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the
Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

49A. Class Meetings

     Where provision is made in these Bye-laws for any action to be taken by a class of members any meeting of such class for such purpose shall be deemed a class meeting and shall be called and conducted in the same manner as a general meeting of the members and the provisions herein set out shall apply save that the notice required to be given of the holding of such class meeting shall be five days only. In addition any class meeting of holders of Class C Shares may be convened by notice given by holders of 50% or more of the Class C Shares then in issue.

                            SHARE CAPITAL AND SHARES

50.  Rights of shares

(1) Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into: class A common shares of par value US$0.004 each (the "Class A
Shares"), class B common shares of par value US$0.004 each (the "Class B
Shares"), class C common shares of par value US$0.004 each (the "Class C Shares"
and, together with the Class A Shares and the Class B Shares, the "Common
Shares") and preference shares of par value US$0.004 each (the "Preference
Shares").

(2) The holders of Class A Shares shall, subject to the provisions of these
Bye-laws:

     (a)  be entitled to one vote per share;

                                      -23-

     (b)  subject to subparagraph (5) of this Bye-law, be entitled to such dividends as the Board may from time to time declare pari passu with the holders of the Class B Shares and the Class C Shares;

     (c)  subject to subparagraph (5) of this Bye-law, in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pari passu with the holders of the Class B Shares and the
          Class C Shares; and

     (d)  generally be entitled to enjoy all of the rights attaching to shares.

(3) The holders of Class B Shares shall, subject to the provisions of these
Bye-laws:

     (a)  be entitled to nine votes per share;

     (b)  subject to subparagraph (5) of this Bye-law, be entitled to such dividends as the Board may from time to time declare pari passu with the holders of the Class A Shares and the Class C Shares;

     (c)  subject to subparagraph (5) of this Bye-law, in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pari passu with the holders of the Class A Shares and the
          Class C Shares; and

     (d)  generally be entitled to enjoy all of the rights attaching to shares.

(4) The holders of Class C Shares shall, subject to the provisions of these
Bye-laws:

                                      -24-

     (a)  be entitled to one vote per share;

     (b)  subject to subparagraph (5) of this Bye-law, be entitled to such dividends as the Board may from time to time declare pari passu with the holders of the Class A Shares and the Class B Shares;

     (c)  subject to subparagraph (5) of this Bye-law, in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pari passu with the holders of the Class A Shares and the
          Class B Shares; and

     (d)  generally be entitled to enjoy all of the rights attaching to shares.

(5) In the event that 3 of the consecutive semi-annual dividend payments referred to Bye-law 50B(2) are not paid in cash, the holders of the Preference
Shares shall be entitled to one vote per share to be voted together with the holders of the Class C Shares voting as a class for the election of the Class C
Director(s) as set forth in Bye-law 16.

(6) Restriction on transfer

     (a)  Any attempted transfer of Class A Shares, Class B Shares, Class C
          Shares or Preference Shares shall be void ab initio to the extent that
          (i) such transfer would result in any holder that is a U.S. holder owning in the aggregate more than 49% (the "Permitted Percentage") of
          Class A Shares, Class B Shares, Class C Shares or Preference Shares
          respectively, or (ii) if, as a result of such transfer, the Company would become a "controlled foreign corporation" (as defined under
          Section 957 of the U.S. Internal Revenue Code of 1986, as amended (the
          "Code)) (the "Transfer Restrictions"). The Permitted Percentage shall be determined by taking into account the attribution rules under
          Section 318 of the Code. The Transfer Restrictions shall continue in full force and effect until modified by the Board of Directors or by shareholder action.

     (b)  The Company shall not register the transfer of Class A Shares, Class B
          Shares, Class C Shares or Preference Shares if such transfer would constitute a violation of the Transfer Restrictions. A purported transferee that receives Class A Shares, Class B Shares, Class C
          Shares or Preference Shares in violation of the Transfer Restriction shall not be recognized as the owner of such Class A Shares, Class B
          Shares, Class C Shares or Preference Shares for any purpose and shall not be entitled to any rights as a shareholder of the Company arising from the ownership of such shares, including, but not limited to, the right to vote such shares or to receive dividends or distributions in respect thereof. Such Class A Shares, Class B Shares, Class C Shares or Preference Shares shall continue to be owned by

                                      -25-

          the person who attempted to transfer such shares in violation of the
          Transfer Restriction.

     (c)  All Certificates or other instruments evidencing ownership of the
          Class A Shares, Class B Shares, Class C Shares or Preference Shares
          shall bear a conspicuous legend as follows:

          "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO
          RESTRICTIONS PURSUANT TO BYE-LAW 50(6) OF TBS INTERNATIONAL LIMITED."

50A. Additional Share Rights - Class C Shares

(1) Designation, amount and rank. There shall be established hereby a class of common shares of the Company. The shares of such class shall be designated
"Class C Common Shares" and the number of shares constituting such class shall be 6,000,000. Such number of shares may not be increased or decreased, other than any shares to be issued pursuant to the Warrant Agreement or the conversion of the Preference Shares into Class C Shares, other than by resolution of the members and without the affirmative vote of 50% or more of the holders of the
Class C Shares then in issue. The Class C Shares shall have a par value of U.S.
$0.004 per share. Class C Shares shall rank pari passu with all other classes or series of common shares of the Company (now outstanding or hereafter authorized or issued) with respect to the payment of dividends, redemptions and upon liquidations.

(2) Dividends.

     (a)  Each holder of Class C Shares shall be entitled to receive, when and as declared by the Board, out of funds of the Company legally available therefor, dividends or other distributions in not less than such amounts (on a per share basis), in such form and on such dates as the Board of Directors shall so declare with respect to any of the
          Company's other classes of common shares. All dividends or other distributions declared or made upon the Class C Shares shall be declared or made pro rata per share.

     (b)  Subject to paragraph (a) above, dividends or other distributions on the Class C Shares shall be paid in cash or in such other property of the Company as the declaration of the Board of Directors respecting such dividend shall direct.

(3) Liquidation, dissolution or winding up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each of the foregoing, a "Liquidation Event"), each holder of Class C Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its holders of common shares, ratably with all of the holders of common shares of the Company of all

                                      -26-

classes and series. The Company shall mail written notice of such Liquidation
Event, not less than 60 days prior to the payment date stated therein, to each holder of record of Class C Shares.

(4) Voting. The holder of each issued Class C Share shall be entitled to vote at each meeting of the Members with respect to any proposal in respect of which the holders of common shares are entitled to vote. Notwithstanding the foregoing or any other provision of these Bye-laws, the following actions shall require the affirmative vote of holders of 50% or more of the Class C Shares then in issue:
(i) any act that would impair, abridge or modify any of the provisions or rights contained in this Bye-law 50A, (ii) any amendment to or modification of any provision of the Memorandum of Association of the Company or these Bye-Laws respecting the rank or priority of the Class C Shares or the voting rights or powers (including with respect to the election, removal or representation of
Directors) or procedures of any class or series of shares of the Company
(including, without limitation, any proposed modification granting, limiting or purporting to grant or limit any shareholder or class of shareholders of the
Company super-majority voting rights or powers) or creating or granting any class or series of shares (or any warrants, options or other rights to purchase or acquire such shares) of the Company or increasing the number of issued or authorized shares of any class or series of shares of the Company, or (iii) any proposal for the merger, amalgamation or consolidation of the Company with or into, or the exchange of shares among the Company and any Person.

50B. Additional Share Rights - Preference Shares

(1) Designation, amount and rank. There shall be established hereby a class of preference shares. The shares of such class shall be designated "Preference
Shares", and the number of shares constituting such class shall be 1,500,000.
Such number of shares may not be increased or decreased other than by resolution of the Members and without the affirmative vote of 50% or more in aggregate
Liquidation Preference of Preference Shares then in issue, provided, that no decrease shall reduce the number of shares to a number less than the number of shares then in issue other than by redemption of such shares. Subject to paragraph (4) below, Preference Shares shall rank senior and prior to all other classes or series of shares of the Company (now outstanding or hereafter authorized or issued) with respect to the payment of dividends and redemptions and upon liquidations.

(2) Dividends. Effective January 1, 2004, each holder of Preference Shares shall be entitled to receive, when and as declared by the Board, out of funds of the
Company legally available therefor, in preference to and having priority with respect to any payment of any dividend on any other class or series of shares by the Company, an annual cash dividend of US$0.30 payable semi-annually (in payments of US$0.15) multiplied by the number of Preference Shares held by such holder. Such dividend shall be cumulative and shall accrue (whether or not earned or declared, whether or not there are funds legally available for the payment thereof and whether or not restricted by the

                                      -27-

terms of any of the Company's indebtedness outstanding at any time) commencing as of January 1, 2004 (in relation to Preference Shares in issue on that date)
to and including the date on which the Preference Shares are redeemed or converted into Class C Shares as provided in paragraph (6) below. To the fullest extent permitted by the laws of Bermuda and not otherwise prohibited by any provision of the Indenture, the Board shall declare and the Company shall pay, on each Dividend Payment Date, in U.S. Dollars, to the holder of each Preference
Share on the date falling 15 days prior to such Dividend Payment Date (each such date, a "Record Date"), all dividends then accrued in respect of such Preference
Shares. In addition, the Preference Shares shall be entitled to share, on an as converted basis, with the Class C Shares in any dividends paid on the Class C
Shares. All dividends declared upon the Preference Shares, whether of all amounts then accrued with respect to the Preference Shares, or in part, shall be declared pro rata per share.

(3) Liquidation, dissolution or winding up. In the event of a Liquidation Event, each holder of shares of Preference Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, upon such Liquidation Event, but before any payment shall be made to the holders of common shares, an amount equal to the greater of (i) the
Liquidation Value of the Preference Shares at such time or (ii) the amount the
Preference Shares would receive were the Preference Shares converted into Class
C Shares pursuant to paragraph (6) below. If upon any such Liquidation Event the remaining assets of the Company available for the distribution to its shareholders shall be insufficient to pay the holders of shares of Preference
Shares the full amount to which they shall be entitled, the holders of shares of
Preference Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. The Company shall mail written notice of such Liquidation Event, not less than 60 days prior to the payment date stated therein, to each holder of record of Preference Shares.

(4) Voting

     (a)  Holders of the Preference Shares shall be entitled to vote with respect to the following matters and any other matters as required under Bermuda law, each of which shall require the affirmative vote of holders of 50% or more in aggregate Liquidation Preference of
          Preference Shares then in issue:

          (i)  any proposal respecting the amalgamation, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company which fails to provide for payment in full of the Liquidation Value to each holder of all shares of
               Preference Shares then in issue;

          (ii) any amendment or modification of the Memorandum of

                                      -28-

               Association or the Bye-Laws of the Company, or any resolutions passed thereunder that would materially adversely impair or vary the rights of holders of the Preference Shares; and

          (iii) the establishment of the terms of any equity securities of the
               Company ranking, in right of distributions, redemption or
               liquidation, pari passu with or senior to the Preference Shares.

     (b)  If the Company fails to pay in full dividends due and payable on any three consecutive Dividend Payment Dates, then, until the payment in full of such accrued dividends, each issued and outstanding share of
          Preference Shares shall be entitled to one vote at each meeting of shareholders of the Company with respect to any proposal with respect to which any shareholders are entitled to vote under law or as set forth herein under Bye-Law 50(5).

     (c)  For the purpose of paragraph (4)(a), holders of Preference Shares shall vote as a class.

(5) Redemption

     (a)  Subject to the terms and conditions provided in subparagraph (d) of this paragraph (5), the Company may, at the option of the Company exercised at any time, redeem in cash any or all of the Preference
          Shares then in issue at a price per share equal to the Liquidation
          Value. If the Company shall at any time elect to redeem less than all of the shares of Preference Shares then outstanding, it shall make such redemption on a pro rata basis among the holders of the
          Preference Shares then in issue.

     (b)  No share of Preference Shares shall be entitled to any dividends accruing after the date on which such Preference Shares are redeemed in full in cash and an amount equal to the Liquidation Value is paid for each share so redeemed (the "Final Redemption Date"). On the Final
          Redemption Date, all rights of the holder of such share of the
          Preference Shares shall cease, and such share of the Preference Shares will not be deemed to be outstanding.

     (c)  All Preference Shares that are redeemed or otherwise acquired by the
          Company shall be canceled and shall not be reissued, sold or transferred.

     (d)  In the event that the Company elects to redeem Preference Shares pursuant to this paragraph (5), the Company shall deliver to each holder of the Preference Shares to be redeemed written notice of such redemption (the "Redemption Notice"). The Redemption Notice shall specify the shares of the Preference Shares to be redeemed and the redemption date for the shares to be redeemed (the "Redemption Date"), which Redemption Date

                                      -29-

          shall be a date not less than 90 days and not more than 120 days from the date of the Redemption Notice. With respect to any Redemption
          Date, the Company shall not redeem more than that number of the
          Preference Shares which are legally permitted to be so redeemed under the Act, which will not cause the Company to be in violation of any provision of the Indenture and which will not cause the Company to become a "controlled foreign corporation" (as defined under section
          957 of the Code). Any such Preference Shares not redeemed on any
          Redemption Date shall be redeemed at the earliest later time as such redemption is legally permitted and will not cause such a violation.
          On the Redemption Date specified in the Redemption Notice (or such later date as provided in the immediately preceding sentence),each holder of Preference Shares being redeemed shall deliver to the
          Company the certificate or certificates representing such shares of the Preference Shares, as the case may be, duly endorsed or accompanied by a duly executed share transfer form against payment therefor by the Company, and the Company shall redeem, and acquire good and valid title to, such shares, free and clear of any liens, charges, encumbrances or restrictions of any nature whatsoever. All notices referred to herein shall be in writing and shall be delivered personally, by courier, by registered or certified mail, return receipt requested, postage prepaid or by telecopy with a copy sent by one of the foregoing methods, and shall be deemed to have been given when received, (i) in the case of the Company, at its principal executive offices and, (ii) in the case of any holder of Preference
          Shares, at such holder's address as it appears in the register of members of the Company (unless otherwise indicated by any such holder).

     (e)  Upon receipt of the Redemption Notice, each holder of the Preference
          Shares may elect to convert the shares as provided in paragraph (6)
          below.

(6) Conversion

     (a)  Subject to the following provisions of this paragraph (6), each
          Preference Share shall be convertible, at the option of the holder thereof by written notice delivered to the registered office of the
          Company not less than 30 days prior to the date of conversion, into two Class C Shares.

     (b)  In the event of any change in the capital structure of the Company that would materially decrease the relative value of the Class C
          Shares to be received in accordance with subparagraph (a) above, the number of Class C Shares into which each Preference Share converts shall be increased accordingly.

     (c)  Any conversion of Preference Shares may be effected by way of variation of rights, share repurchase and issue, bonus issue, share consolidation, share subdivision and/or any other manner permitted by law.

     (d)  No Preference Share may be converted if, as a result of such conversion, the Company would become a "controlled foreign corporation" (as defined under section 957 of the Code).

                                      -30-

51.  Power to issue shares

     (1) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine, and any Preference Shares may be issued with such preferred, deferred or other special rights or such restrictions, including, without limitation, in regard to dividend, voting, redemption, conversion, exchange, return of capital or otherwise as the Members may from time to time prescribe by resolution, provided that the approval of such resolution includes the affirmative vote of holders of a majority of the Class C
Shares. Provided that notwithstanding anything contained in these Bye-laws to the contrary, no further action or consent by either the Board or the holders of
Class C Shares shall be required to effect the immediate issuance by the
Secretary of any Shares issuable upon exercise of any or all of the New Series A
Warrants, New Series B Warrants and the New Series C Warrants.

     (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

     (4) The Company may from time to time do any one or more of the following things:

          (a)  make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

          (b)  accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

          (c)  pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others;
               and

                                      -31-

          (d)  issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the
               respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52.  Variation of rights, alteration of share capital and purchase of shares of the Company

     (1) Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

     (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (3) The Company may from time to time if authorised by resolution of the
Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act.
Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

                                      -32-

53.  Registered holder of shares

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the
Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of
Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

54.  Death of a joint holder

     Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55.  Share certificates

     (1) Every Member shall be entitled to a certificate under the seal of the
Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (3) If any such certificate shall be proved to the satisfaction of the
Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

                                      -33-

56.  Calls on shares

     (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the par value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     (3) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

57.  Forfeiture of shares

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company

                                      -34-

     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     (4) The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

                               REGISTER OF MEMBERS

58.  Contents of Register of Members

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

59.  Inspection of Register of Members

     The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

60.  Determination of record dates

     Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b)  determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

61.  Instrument of transfer

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances

                                      -35-

admit of Form "C" in the Schedule hereto or in such other form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the
Board may accept the instrument signed by or on behalf of the transferor alone.
The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

62.  Restriction on transfer

     (1) The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in
Bermuda have been obtained.

     (2) If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

63.  Transfers by joint holders

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased
Member.

                             TRANSMISSION OF SHARES

64.  Representative of deceased Member

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the

                                      -36-

Company as having any title to the deceased Member's interest in the shares.
Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the
Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

65.  Registration on death or bankruptcy

     Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the
Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto,
On the presentation thereof to the Board, accompanied by such evidence as the
Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

66.  Declaration of dividends by the Board

     The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the
Company.

                                      -37-

67.  Other distributions

     The Board may, subject to these Bye-laws, declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

68.  Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

69.  Payment of Dividends and Deduction of Amounts due to the Company

     (1) Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the
Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members) or person entitled thereto, or by direct bank transfer to such bank account as such
Member or person entitled thereto may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the
Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

     (2) The Board may deduct from the dividends or distributions payable to any
Member all monies due from such Member to the Company on account of calls or otherwise.

     (3) Any dividend or other monies payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the
Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the
Company a trustee in respect thereof.

     (4) The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left

                                      -38-

uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law 69(4) in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

                                 CAPITALISATION

70.  Issue of bonus shares

     (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares.

     (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

71.  Records of account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a)  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

                                      -39-

72.  Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73.  Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the
Members in general meeting.

                                      AUDIT

74.  Appointment of Auditor

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the
Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75.  Remuneration of Auditor

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

76.  Vacation of office of Auditor

     If the office of Auditor becomes vacant by the resignation or death of the
Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

77.  Access to books of the Company

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

                                      -40-

78.  Report of the Auditor

     (1) Subject to any rights to waive laying of accounts or appointment of an
Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.
The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3) The generally accepted auditing standards referred to in subparagraph
(2) of this Bye-law may be those of a country or jurisdiction other than
Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

79.  Notices to Members of the Company

     (1) A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the
Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

     (2) The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of
Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

                                      -41-

80.  Notices to joint Members

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

81.  Service and delivery of notice

     (1) Save as otherwise provided in Bye-law 81(2), any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

     (2) Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States or Bermuda.

                               SEAL OF THE COMPANY

82.  The seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside
Bermuda.

83.  Manner in which seal is to be affixed

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors,
or any person appointed by the Board for the purpose, provided that any
Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the
Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                      -42-

                                   WINDING-UP

84.  Winding-up/distribution by liquidator

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

85.  Alteration of Bye-laws

     Subject to Bye-law 3A, 50A and 50B, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

                                     ******

                                       ***

                                        *

                         SCHEDULE - FORM A (Bye-law 48)

                           TBS International Limited.

                                      PROXY

I/We ___________________________________________________________________________
of _____________________________________________________________________________
the holder(s) of ______________________ share(s) in the above-named company hereby appoint __________________________________ or failing him/her
_____________________ or failing him/her __________________________ as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the _______ day of ___________, 20___, and at any adjournment thereof.

Dated this _______ day of ___________, 20___

* GIVEN under the corporate seal of the above-named

* Signed by the above-named

-----------------------------

-----------------------------
Witness

* Delete as applicable.

                         SCHEDULE - FORM B (Bye-law 57)

            NOTICE OF LIABILITY TO FORFEITURE FOR NONPAYMENT OF CALL

     You have failed to pay the call of [amount of call] made on the ____ day of
     ___, 20___ last, in respect of the [number] share(s) [numbers in figures]
     standing in your name in the Register of Members of the Company, on the
     _____ day of ______, 20___ last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of _____ per annum computed from the said
     _____ day of ______, 20___ last, on or before the _____, day of ______,
     20___ next at the place of business of the Company the share(s) will be liable to be forfeited.

     Dated this ______ day of __________, 20___

     [Signature of Secretary]
     By order of the Board

                         SCHEDULE - FORM C (Bye-law 61)

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ____________________________________________________ [amount]
___________________________________________________________________ [transferor]
hereby sell assign and transfer unto ______________________________ [transferee]
of ___________________________________________________________________ [address]
_____________________________________________________________ [number of shares]
shares of ___ TBS International Limited, _______________________________________

Dated _______________________________

                                        ----------------------------------------
                                        (Transferor)

In the presence of:

-------------------------------------
              (Witness)

                                        ----------------------------------------
                                        (Transferee)

In the presence of:

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              (Witness)

                         SCHEDULE - FORM D (Bye-law 65)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER

     I/We having become entitled in consequence of the [death/bankruptcy] of
     [name of the deceased Member] to [number] share(s) standing in the register of members of TBS International Limited, in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have
     [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the
     Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

     WITNESS our hands this __________ day of __________, 200__

     Signed by the above-named         )
     [person or persons entitled]      )
     in the presence of:               )

     Signed by the above-named         )
     [transferee]                      )
     in the presence of:               )